The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Subject to Completion, Pricing Supplement dated December 30, 2003
PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 26 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                     Dated           , 2003
                                                                  Rule 424(b)(3)

                                    $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                               -----------------
                   % Exchangeable Notes due January 30, 2011
                   Exchangeable for Shares of Common Stock of
                               FedEx Corporation

Beginning March 1, 2004, you will be able to exchange your notes for a number of shares of FedEx common stock, subject to our right to call all of the notes on or after January 30, 2005.

o    The principal amount and issue price of each note is $1,000.
o    We will pay interest at the rate of     % per year on the $1,000 principal
     amount of each note. Interest will be paid semi-annually on each January 30 and July 30, beginning July 30, 2004.
o    Beginning March 1, 2004 you will have the right to exchange each note for shares of FedEx common stock, which we refer to as the exchange ratio. The exchange ratio is subject to adjustment for certain events relating to FedEx. If you exchange your notes, we will have the right to deliver to you either the actual shares or the cash value of such shares. You will not be entitled to receive any accrued but unpaid interest on the notes upon an exchange.
     o If you exchange your notes, you must exchange at least 25 notes, equivalent to $25,000 in aggregate principal amount, at a time, except that you may exchange any number of notes if you are exchanging all of the notes that you hold.
o We have the right to call all of the notes on or after January 30, 2005. If we call the notes on any day from and including January 30, 2005 to and including the maturity date, we will pay the applicable call price, as set forth in this pricing supplement, provided that if the value of shares of FedEx common stock based on the closing price on the trading day immediately prior to the call notice date is greater than the applicable
     call price, we will instead deliver to you          shares of FedEx common
     stock per note, or the cash value of those shares determined on the third scheduled trading day prior to the call date specified by us. You will not be entitled to receive any accrued but unpaid interest on the notes if we call the notes.
o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. You will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date only if we call the notes for shares of FedEx common stock rather than the applicable call price in cash.
o    If you hold the notes to maturity, we will pay $1,000 per note to you on
     the maturity date, provided that if the value of          shares of FedEx
     common stock based on the closing price on January 26, 2011 is equal to or greater than $1,000, then your right to exchange the notes for FedEx common stock will be automatically exercised. You will not be entitled to receive any accrued but unpaid interest on the notes upon the automatic exercise of your exchange right.
o FedEx Corporation is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.
o We will apply to list the notes to trade under the proposed symbol "FXC" on the American Stock Exchange LLC.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-7.

                               -----------------
                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                               -----------------

                                       Price to       Agent's      Proceeds to
                                        Public      Commissions      Company
                                      ----------    -----------    -----------
Per Note............................       %             %              %
Total...............................       $             $              $

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the Notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Notes, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

Each note costs $1,000        We, Morgan Stanley, are offering our     %
                              Exchangeable Notes due January 30, 2011, which you may exchange for shares of common stock of FedEx Corporation beginning on March 1, 2004. The principal amount and issue price of each note is $1,000. We refer to FedEx Corporation as FedEx, and we refer to the common stock of FedEx as FedEx Stock. If you hold the notes to maturity, which is January 30, 2011, we will pay $1,000 per note to you, except that if the value of the FedEx Stock underlying each note based on the closing price on the third trading day prior to maturity exceeds $1,000, we will deliver those shares, or the cash value of those shares, to you. Please review carefully the section of this pricing supplement called "Description of
                              Notes--Automatic Exercise of Exchange Right at
                              Maturity" below.

    % interest on the         We will pay interest on the notes, at the rate of
principal amount                  % per year on the $1,000 principal amount of
                              each note, semi-annually on each January 30 and July 30, beginning July 30, 2004, provided that accrued but unpaid interest will not be paid upon any exchange or our call of the notes.

You may exchange each         Beginning March 1, 2004, you may exchange each
note for          shares of   note for a number of shares of FedEx Stock equal
FedEx Stock                   to the exchange ratio. The exchange ratio
                              is      shares of FedEx Stock per note, subject to
                              adjustment for certain corporate events relating to FedEx.

How to exchange your notes    When you exchange your notes, our affiliate
                              Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of FedEx Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the exchange date.

                              To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                              o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                              o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                              o deliver your note certificate to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee for our senior notes, on the day we deliver your shares or pay cash to you, as described below.

                              If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

                              You must exchange at least 25 notes (equivalent to $25,000 in aggregate principal amount) at a time, provided that you may exchange any number of notes if you are exchanging all of the notes that you hold.

                              You will no longer be able to exchange your notes if we call the notes for the call price in cash, as described below. If, however, we call the notes for shares of FedEx Stock, or, at our subsequent election, the cash value of those shares, rather than the applicable call price in cash, you will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date.

We can choose to pay to you   At our option, on the third business day after
cash or FedEx Stock           you fulfill all the conditions of your exchange,
if you elect to exchange      we will either:
your notes
                              o   deliver to you shares of FedEx Stock, or

                              o   pay to you the cash value of such shares.

                              We will not pay any accrued but unpaid interest if you elect to exchange your notes.

On or after January 30,       We may call the notes for settlement on any day,
2005, we may call the notes   which we refer to as the call date, in the
for stock or the applicable   periods below at the corresponding call prices,
call price, depending on      expressed as a percentage of the $1,000 principal
the price of FedEx Stock      amount of each note:

                                                Call Period                               Call Price
                                                -----------                               ----------
                              From January 30, 2005 to and including January 31,             105%
                              2006

                              From February 1, 2006 to and including January 31,             104%
                              2007

                              From February 1, 2007 to and including January 31,             103%
                              2008

                              From February 1, 2008 to and including January 31,             102%
                              2009

                              From February 1, 2009 to and including January 31,             101%
                              2010

                              From February 1, 2010 to and including January 30,             101%
                              2011

                              If we call the notes, you will not receive any accrued but unpaid interest on the call date.

                              On the last trading day before the date of our call notice, the calculation agent will determine the value of the shares of FedEx Stock underlying each note based on the closing price on such day. We refer to that closing value as parity.

                              If parity is less than the applicable call price, then we will pay that call price to you in cash on the call date specified in our notice. If we give notice that we will pay you the applicable call price in cash on the call date, you will no longer be able to exercise your exchange right.

                              If, however, parity as so determined is equal to or greater than the applicable call price, then we will instead deliver on the call date specified in our notice shares of FedEx Stock at the exchange ratio, or, at our subsequent election, the cash value of those shares determined by the calculation agent on the third scheduled trading day prior to the call date. In that case, you will still have the right to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date.

                              In the event that we call the notes for shares of FedEx Stock, or, at our subsequent election, the cash value of those shares, it is possible that the price of FedEx Stock may be lower on the call date, or the date that we value the shares for the cash payment, than it was on the last trading day before the date of our call notice. As a result, it is possible that the value of the FedEx Stock, or cash, as applicable, that you receive on the call date for each note may be less than the applicable call price and, potentially, the principal amount of each note. Your continuing right to exercise your exchange right following our decision to call the notes for FedEx Stock allows you to shorten the period during which you are exposed to the risk that the price of FedEx Stock may decrease.

The exchange right will be    If you hold the notes to maturity, we will pay
automatically exercised       $1,000 per note to you on the maturity date,
at maturity                   provided that if parity on January 26, 2011 is
                              equal to or greater than $1,000, then your right to exchange the notes for FedEx Stock will be automatically exercised, and you will receive for each of your notes on the maturity date a number of shares of FedEx Stock equal to the exchange ratio, or, at our election, the cash value of those shares, rather than $1,000 in cash. We will not pay any accrued but unpaid interest upon an automatic exchange of the notes.

The notes may become          Following certain corporate events relating to
exchangeable into the         FedEx Stock, such as a stock-for-stock merger
common stock of companies     where FedEx is not the surviving entity, you will
other than FedEx              be entitled to receive the common stock of a
                              successor corporation to FedEx upon an exchange or our call of the notes for shares of FedEx
                              Stock. Following certain other corporate events relating to FedEx Stock, such as a merger event where holders of FedEx Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to FedEx
                              Stock, you will be entitled to receive the common stock of three companies in the same industry group as FedEx in lieu of, or in addition to, FedEx Stock, upon an exchange or our call of the notes for shares of FedEx Stock. In the event of such a corporate event, the exchange feature of the notes would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your notes.

FedEx Stock is currently      The last reported sale price of FedEx Stock on
$         per share           the New York Stock Exchange, Inc. on the date of
                              this pricing supplement was $        . You can
                              review the historical prices of FedEx Stock in the section of this pricing supplement called
                              "Description of Notes--Historical Information."

Tax treatment                 The notes will be treated as "contingent payment
                              debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of
                              Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                              "Description of Notes--United States Federal
                              Income Taxation" and the sections called "United
                              States Federal Taxation--Notes--Optionally
                              Exchangeable Notes" and "United States Federal
                              Taxation--Backup Withholding" in the accompanying prospectus supplement. If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United
                              States Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

MS & Co. will be the          We have appointed our affiliate MS & Co. to act
Calculation Agent             as calculation agent for JPMorgan Chase Bank, the
                              trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of FedEx
                              Stock, or, at our election, the cash value of those shares, that you receive if you exercise your exchange right, if your exchange right is automatically exercised, or if we call the notes.
                              As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect FedEx Stock and that we describe in the section of this pricing supplement called "Description of
                              Notes--Antidilution Adjustments."

No affiliation with FedEx     FedEx is not an affiliate of ours and is not
                              involved with this offering in any way. The notes are obligations of Morgan Stanley and not of FedEx.

Where you can find more       The notes are senior notes issued as part of our
information on the notes      Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to maturity less than   These notes pay interest at the rate of     % of
interest on ordinary notes    the principal amount per year. This interest rate
                              is lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes, the notes are automatically exchanged or we call the notes, you will not receive any accrued but unpaid interest upon such exchange or call.

Secondary trading             There may be little or no secondary market for
may be limited                the notes. Although we will apply to list the
                              notes on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the notes but is not required to do so.

Market price of the notes     Several factors, many of which are beyond our
may be influenced by many     control, will influence the value of the notes,
unpredictable factors         including:

                              o    the market price of FedEx Stock

                              o the volatility (frequency and magnitude of changes in price) of FedEx Stock

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of FedEx Stock

                              o    interest and yield rates in the market

                              o    the dividend rate on FedEx Stock

                              o    the time remaining until (1) you can
                                   exchange your notes for FedEx Stock, (2) we can call the notes (which can be on or after January 30, 2005) and (3) the notes mature

                              o the scheduled reduction in the call prices and the call price in effect at the time

                              o    our creditworthiness

                              o the occurrence of certain events affecting FedEx that may or may not require an adjustment to the exchange ratio

                              These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of FedEx Stock is at, below or not sufficiently above the price of FedEx Stock at pricing.

                              You cannot predict the future performance of FedEx Stock based on its historical performance.

Following our call of the     In the event that we call the notes for shares of
notes, the price of FedEx     FedEx Stock, or, at our subsequent election, the
Stock may decline prior to    cash value of those shares, it is possible that
the call date                 the price of FedEx Stock may be lower on the call
                              date, or the date that we value the shares for the cash payment, than it was on the last trading day before the date of our call notice. As a result, it is possible that the value of the FedEx Stock, or cash, as applicable, that you receive on the call date for each note may be less than the applicable call price and, potentially, the principal amount of each note.

Morgan Stanley is not         FedEx is not an affiliate of ours and is not
affiliated with FedEx         involved with this offering in any way.
                              Consequently, we have no ability to control the actions of FedEx, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. FedEx has no obligation to consider your interests as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to FedEx.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with FedEx without
involving FedEx without       regard to your interests, including extending
regard to your interests      loans to, or making equity investments in, FedEx
                              or providing advisory services to FedEx, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about FedEx.
                              Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to FedEx. These research reports may or may not recommend that investors buy or hold FedEx Stock.

You have no shareholder       Investing in the notes is not equivalent to
rights                        investing in FedEx Stock. As an investor in the
                              notes, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to FedEx Stock.

The notes may become          Following certain corporate events relating to
exchangeable into the         FedEx Stock, such as a merger event where holders
common stock of companies     of FedEx Stock would receive all or a substantial
other than FedEx              portion of their consideration in cash or a
                              significant cash dividend or distribution of property with respect to FedEx Stock, you will be entitled to receive the common stock of three companies in the same industry group as FedEx in lieu of, or in addition to, FedEx Stock, upon an exchange or our call of the notes for shares of FedEx Stock. Following certain other corporate events, such as a stock-for-stock merger where
                              FedEx is not the surviving entity, you will be entitled to receive the common stock of a successor corporation to FedEx upon an exchange or our call of the notes for shares of FedEx
                              Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution
                              Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the Notes.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      exchange ratio for certain events affecting FedEx
required to make do not       Stock, such as stock splits and stock dividends,
cover every corporate event   and certain other corporate actions involving
that could affect FedEx       FedEx, such as mergers. However, the calculation
Stock                         agent will not make an adjustment for every
                              corporate event or every distribution that could affect FedEx Stock. For example, the calculation agent is not required to make any adjustments if FedEx or anyone else makes a partial tender offer or a partial exchange offer for FedEx Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected.
                              The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent and  affiliate, the economic interests of the its affiliates may influence  calculation agent and its affiliates may be
determinations                adverse to your interests as an investor in the
                              notes. MS& Co. will calculate how many shares of FedEx Stock or the equivalent cash amount you will receive in exchange for your notes and what adjustments should be made to the exchange ratio to reflect certain corporate and other events.
                              Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio, may affect the payment to you upon an exchange or call or at maturity of the notes. See the section of this pricing supplement called "Description of Notes--Antidilution
                              Adjustments."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the
its affiliates could          notes, including trading in FedEx Stock as well
potentially affect the value  as in other instruments related to FedEx Stock.
of the notes                  MS & Co. and some of our other subsidiaries also
                              trade FedEx Stock and other financial instruments related to FedEx Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the notes for initial sale to the public could potentially increase the price of FedEx Stock and, therefore, the price at which FedEx Stock must trade before the FedEx Stock for which you may exchange each note will be worth as much as or more than the principal amount of each note.
                              Additionally, such hedging or trading activities during the term of the notes could potentially affect the price of FedEx Stock and, accordingly, the value of the FedEx Stock or the amount of cash you will receive upon an exchange or call or at maturity of the notes.

The notes will be treated as  You should also consider the tax consequences of
contingent payment debt       investing in the notes. The notes will be treated
instruments for U.S. federal  as "contingent payment debt instruments" for U.S.
income tax purposes           federal income tax purposes, as described in the
                              section of this pricing supplement called
                              "Description of Notes--United States Federal
                              Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of Notes--United
                              States Federal Income Taxation" and the sections called "United States Federal
                              Taxation--Notes--Optionally Exchangeable Notes" and "United States Federal Taxation--Backup
                              Withholding" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000
principal amount of our     % Exchangeable Notes due January 30, 2011
(Exchangeable for Shares of Common Stock of FedEx Corporation). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............. $

Maturity Date.......................... January 30, 2011

Specified Currency..................... U.S. dollars

Issue Price............................ 100%

Interest Rate..........................     % per annum

Interest Payment Dates................. Each January 30 and July 30, beginning
                                        July 30, 2004

Original Issue Date (Settlement Date)..                 , 2004

CUSIP Number........................... 617446MF3

Minimum Denominations.................. $1,000

Distribution at Maturity............... On the Maturity Date, if the Notes have not been called, you will receive
                                        $1,000 in cash plus any accrued but
                                        unpaid interest in exchange for each
                                        Note as to which your exchange right
                                        has not been exercised (whether by a
                                        holder or upon automatic exercise). See
                                        "--Automatic Exercise of Exchange Right
                                        at Maturity" below.

Exchange Right......................... On any Exchange Date, you will be entitled, upon your

                                        o    completion and delivery to us and
                                             the Calculation Agent through your
                                             participant at The Depository
                                             Trust Company, which we refer to
                                             as DTC, of an Official Notice of
                                             Exchange (in the form of Annex A
                                             attached hereto) prior to 11:00
                                             a.m. (New York City time) on such
                                             date and
                                        o    instruction to your broker or the
                                             participant through which you own
                                             your interest in the Notes to
                                             transfer your book entry interest
                                             in the Notes to the Trustee on our
                                             behalf on or before the Exchange
                                             Settlement Date (as defined
                                             below),

                                        to exchange each Note for a number of
                                        shares of FedEx Stock equal to the
                                        Exchange Ratio, as adjusted for
                                        corporate events relating to FedEx. See
                                        "--Antidilution Adjustments" below. You
                                        will not, however, be entitled to
                                        exchange your Notes if we have
                                        previously called the Notes for the
                                        applicable cash Call Price as described
                                        under "--Morgan Stanley Call Right"
                                        below.

                                        Upon any exercise of your Exchange
                                        Right, you will not be entitled to
                                        receive any cash payment representing
                                        any accrued but unpaid interest.
                                        Consequently, if you exchange your
                                        Notes so that the Exchange Settlement
                                        Date occurs during the period from the
                                        close of business on a Record Date (as
                                        defined below) for the payment of
                                        interest and prior to the next
                                        succeeding Interest Payment Date, the

                                        Notes that you exchange must, as a
                                        condition to the delivery of FedEx
                                        Stock or cash to you, be accompanied by
                                        funds equal to the interest payable on
                                        the succeeding Interest Payment Date on
                                        the principal amount of Notes that you
                                        exchange.

                                        Upon any such exchange, we may, at our
                                        sole option, either deliver such shares
                                        of FedEx Stock or pay an amount in cash
                                        equal to the Exchange Ratio times the
                                        Closing Price (as defined below) of
                                        FedEx Stock on the Exchange Date, as
                                        determined by the Calculation Agent, in
                                        lieu of such FedEx Stock. See
                                        "--Closing Price."

                                        We will, or will cause the Calculation
                                        Agent to, deliver such shares of FedEx
                                        Stock or cash to the Trustee for
                                        delivery to you on the third business
                                        day after the Exchange Date, upon
                                        delivery of your Notes to the Trustee.
                                        The "Exchange Settlement Date" will be
                                        the third business day after the
                                        Exchange Date, or, if later, the day on
                                        which your Notes are delivered to the
                                        Trustee; provided that, upon the
                                        automatic exercise of the Exchange
                                        Right, the Exchange Settlement Date
                                        will be the Maturity Date.

                                        Since the Notes will be held only in
                                        book entry form, you may exercise your
                                        exchange right only by acting through
                                        your participant at DTC, the registered
                                        holder of the Notes. Accordingly, as a
                                        beneficial owner of Notes, if you
                                        desire to exchange all or any portion
                                        of your Notes you must instruct the
                                        participant through which you own your
                                        interest to exercise the exchange right
                                        on your behalf by forwarding the
                                        Official Notice of Exchange to us and
                                        the Calculation Agent as discussed
                                        above. In order to ensure that the
                                        instructions are received by us on a
                                        particular day, you must instruct the
                                        participant through which you own your
                                        interest before that participant's
                                        deadline for accepting instructions
                                        from their customers. Different firms
                                        may have different deadlines for
                                        accepting instructions from their
                                        customers. Accordingly, as a beneficial
                                        owner of Notes you should consult the
                                        participant through which you own your
                                        interest for the relevant deadline. All
                                        instructions given to us by
                                        participants on your behalf relating to
                                        the right to exchange the Notes will be
                                        irrevocable. In addition, at the time
                                        instructions are given, you must direct
                                        the participant through which you own
                                        your interest to transfer its book
                                        entry interest in the related Notes, on
                                        DTC's records, to the Trustee on our
                                        behalf. See "Forms of
                                        Securities--Global Securities" in the
                                        accompanying prospectus.

Minimum Exchange....................... If you exercise your Exchange Right, you must exchange at least 25 Notes
                                        (equivalent to $25,000 in aggregate
                                        principal amount) at a time; provided
                                        that you may exchange any number of
                                        Notes if you are exchanging all of your
                                        Notes.

Automatic Exercise of
Exchange Right at Maturity............. Notwithstanding the procedures described under "--Exchange Right"
                                        above, if (i) Parity on January 26,
                                        2011 is equal to or greater than $1,000
                                        and (ii) we have not given notice of
                                        our exercise of the Morgan Stanley Call
                                        Right on or prior to January 26, 2011,
                                        your Exchange Right will be
                                        automatically exercised on January 26,
                                        2011, and such date or any other date
                                        on which the Exchange Right will be
                                        automatically exercised in accordance
                                        with this paragraph will be
                                        deemed an Exchange Date, even though
                                        you have not delivered an Official
                                        Notice of Exchange in respect of your
                                        Note or transferred your Note to the
                                        Trustee; provided that, if a Market
                                        Disruption Event occurs on January 26,
                                        2011, Parity will be determined and, if
                                        applicable, your Exchange Right will be
                                        automatically exercised on the
                                        immediately succeeding Trading Day;
                                        provided further that, if a Market
                                        Disruption Event occurs on each
                                        scheduled Trading Day through and
                                        including the second scheduled Trading
                                        Day prior to the Maturity Date, Parity
                                        will be determined and, if applicable,
                                        your Exchange Right will be
                                        automatically exercised on such second
                                        scheduled Trading Day prior to the
                                        Maturity Date notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day. In such event, the Closing
                                        Price used by the Calculation Agent to
                                        calculate Parity will be determined as
                                        provided under "--Closing Price" below.

                                        Upon automatic exercise of the Exchange
                                        Right, the Trustee will deliver shares
                                        of FedEx Stock, or the cash value of
                                        those shares, to holders on the
                                        Maturity Date.

                                        You will not receive any accrued but
                                        unpaid interest on the Notes upon the
                                        automatic exercise of the Exchange
                                        Right.

Record Date............................ The Record Date for each Interest
                                        Payment Date (other than the Maturity
                                        Date) will be the close of business on
                                        the date 15 calendar days prior to such
                                        Interest Payment Date, whether or not
                                        that date is a Business Day.

No Fractional Shares................... If upon any exchange or call of the
                                        Notes we deliver shares of FedEx Stock,
                                        we will pay cash in lieu of delivering
                                        any fractional share of FedEx Stock in
                                        an amount equal to the corresponding
                                        fractional Closing Price of FedEx Stock
                                        as determined by the Calculation Agent
                                        on the applicable Exchange Date or on
                                        the second Trading Day immediately
                                        preceding the Call Date.

Exchange Ratio.........................             , subject to adjustment for
                                        certain corporate events relating to
                                        FedEx. See "--Antidilution Adjustments"
                                        below.

Exchange Date.......................... Any Trading Day on which you have duly completed and delivered to us and the
                                        Calculation Agent, as described under
                                        "--Exchange Right" above, an official
                                        notice of exchange prior to 11:00 a.m.,
                                        or if we receive it after 11:00 a.m.,
                                        the next Trading Day; provided that
                                        such Trading Day falls during the
                                        period beginning March 1, 2004 and
                                        ending on the Trading Day prior to the
                                        earliest of (i) the fifth scheduled
                                        Trading Day prior to the Maturity Date,
                                        (ii) the fifth scheduled Trading Day
                                        prior to the Call Date and (iii) in the
                                        event of a call for the applicable cash
                                        Call Price as described under "--Morgan
                                        Stanley Call Right" below, the Morgan
                                        Stanley Notice Date.

Morgan Stanley Call Right ............. On or after January 30, 2005 to and including the Maturity Date, we may
                                        call the Notes, in whole but not in
                                        part, for mandatory exchange into FedEx
                                        Stock at the Exchange Ratio, or, at our
                                        subsequent election on the third
                                        scheduled Trading Day prior to the Call
                                        Date, the cash value of such shares of
                                        FedEx Stock determined by the

                                        Calculation Agent based on the Closing
                                        Price of FedEx Stock on the third
                                        scheduled Trading Day prior to the Call
                                        Date; provided that, if Parity (as
                                        defined below) on the Trading Day
                                        immediately preceding the Morgan
                                        Stanley Notice Date, as determined by
                                        the Calculation Agent, is less than the
                                        Call Price for the specified Call Date,
                                        we will pay the applicable Call Price
                                        in cash on the Call Date. See "--Call
                                        Price" below. If we call the Notes for
                                        mandatory exchange, then, unless you
                                        subsequently exercise your Exchange
                                        Right (the exercise of which will not
                                        be available to you following a call
                                        for cash in an amount equal to the
                                        applicable Call Price), the FedEx Stock
                                        or cash to be delivered to you will be
                                        delivered on the Call Date fixed by us
                                        and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        your Notes to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such shares of FedEx Stock or
                                        cash to the Trustee for delivery to
                                        you. You will not receive any accrued
                                        but unpaid interest on the Notes
                                        following our exercise of the Morgan
                                        Stanley Call Right.

                                        Except in the case of a call for the
                                        applicable cash Call Price as described
                                        above, until the fifth scheduled
                                        trading day prior to the Call Date, you
                                        will continue to be entitled to
                                        exchange the Notes and receive any
                                        amounts described under "--Exchange
                                        Right" above.

Call Date.............................. The scheduled Trading Day on or after
                                        January 30, 2005 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day) as
                                        specified by us in our notice of
                                        mandatory exchange on which we will
                                        deliver shares of FedEx Stock, or, at
                                        our subsequent election, the cash value
                                        of those shares, or cash equal to the
                                        applicable Call Price to you for
                                        mandatory exchange.

Morgan Stanley Notice Date............. The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 30 but no more
                                        than 60 days prior to the Call Date.

Parity................................. With respect to any Trading Day, an amount equal to the Exchange Ratio on
                                        such Trading Day times the Closing
                                        Price of FedEx Stock (and any other
                                        Exchange Property) on such Trading Day.

Call Price............................. The table below sets forth the Call
                                        Price in effect for any Call Date or
                                        other day during each of the periods
                                        presented, expressed as a percentage of
                                        the $1,000 principal amount of each
                                        Note.

                                                                                                       Call
                                                            Call Period                               Price
                                                            -----------                               -----
                                        From January 30, 2005 to and including January 31, 2006        105%

                                        From February 1, 2006 to and including January 31, 2007        104%

                                        From February 1, 2007 to and including January 31, 2008        103%

                                        From February 1, 2008 to and including January 31, 2009        102%

                                        From February 1, 2009 to and including January 31, 2010        101%

                                        From February 1, 2010 to and including January 30, 2011        101%

Closing Price.......................... The Closing Price for one share of
                                        FedEx Stock (or one unit of any other
                                        security for which a Closing Price must
                                        be determined) on any Trading Day (as
                                        defined below) means:

                                            o    if FedEx Stock (or any such
                                                 other security) is listed or
                                                 admitted to trading on a
                                                 national securities exchange,
                                                 the last reported sale price,
                                                 regular way, of the principal
                                                 trading session on such day
                                                 on the principal United
                                                 States securities exchange
                                                 registered under the
                                                 Securities Exchange Act of
                                                 1934, as amended (the
                                                 "Exchange Act"), on which
                                                 FedEx Stock (or any such
                                                 other security) is listed or
                                                 admitted to trading,

                                            o    if FedEx Stock (or any such
                                                 other security) is a security
                                                 of the Nasdaq National Market
                                                 (and provided that the Nasdaq
                                                 National Market is not then a
                                                 national securities
                                                 exchange), the Nasdaq
                                                 official closing price
                                                 published by The Nasdaq Stock
                                                 Market, Inc. on such day, or

                                            o    if FedEx Stock (or any such
                                                 other security) is not listed
                                                 or admitted to trading on any
                                                 national securities exchange
                                                 or a security of the Nasdaq
                                                 National Market but is
                                                 included in the OTC Bulletin
                                                 Board Service (the "OTC
                                                 Bulletin Board") operated by
                                                 the National Association of
                                                 Securities Dealers, Inc. (the
                                                 "NASD"), the last reported
                                                 sale price of the principal
                                                 trading session on the OTC
                                                 Bulletin Board on such day.

                                        If FedEx Stock (or any such other
                                        security) is listed or admitted to
                                        trading on any national securities
                                        exchange or is a security of the Nasdaq
                                        National Market but the last reported
                                        sale price or Nasdaq official closing
                                        price, as applicable, is not available
                                        pursuant to the preceding sentence,
                                        then the Closing Price for one share of
                                        FedEx Stock (or one unit of any such
                                        other security) on any Trading Day will
                                        mean the last reported sale price of
                                        the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market or the OTC
                                        Bulletin Board on such day. If, because
                                        of a Market Disruption Event (as
                                        defined below) or otherwise, the last
                                        reported sale price or Nasdaq official
                                        closing price, as applicable, for FedEx
                                        Stock (or any such other security) is
                                        not available pursuant to either of the
                                        two preceding sentences, then the
                                        Closing Price for any Trading Day will
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for FedEx Stock (or any such other
                                        security) obtained from as many
                                        recognized dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. The
                                        term "security of the Nasdaq National
                                        Market" will include a security
                                        included in any successor to such
                                        system, and the term OTC Bulletin Board
                                        Service will include any successor
                                        service thereto.

Trading Day............................ A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago

                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States and on
                                        which a Market Disruption Event has not
                                        occurred.

Book Entry Note or Certificated Note... Book Entry. The Notes will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC's nominee will be
                                        the only registered holder of the
                                        Notes. Your beneficial interest in the
                                        Notes will be evidenced solely by
                                        entries on the books of the securities
                                        intermediary acting on your behalf as a
                                        direct or indirect participant in DTC.
                                        In this pricing supplement, all
                                        references to actions taken by you or
                                        to be taken by you refer to actions
                                        taken or to be taken by DTC and its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        Notes, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note....... Senior

Trustee................................ JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for this Underwritten
Offering of Notes...................... MS & Co.

Calculation Agent...................... MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the Notes,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        other antidilution adjustments or
                                        determining the Closing Price or
                                        whether a Market Disruption Event has
                                        occurred. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Antidilution Adjustments............... The Exchange Ratio will be adjusted as follows:

                                        1. If FedEx Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        FedEx Stock.

                                        2. If FedEx Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of FedEx Stock) that is given
                                        ratably to all holders of shares of
                                        FedEx Stock or (ii) to a distribution
                                        of FedEx Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of FedEx, then once
                                        the dividend has become effective and
                                        FedEx Stock is trading ex-dividend, the
                                        Exchange Ratio will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of FedEx Stock and
                                        (ii) the prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to FedEx Stock other than
                                        distributions described in paragraph 2
                                        and clauses (i), (iv) and (v) of the
                                        first sentence of paragraph 4 and
                                        Extraordinary Dividends. "Extraordinary
                                        Dividend" means each of (a) the full
                                        amount per share of FedEx Stock of any
                                        cash dividend or special dividend or
                                        distribution that is identified by
                                        FedEx as an extraordinary or special
                                        dividend or distribution, (b) the
                                        excess of any cash dividend or other
                                        cash distribution (that is not
                                        otherwise identified by FedEx as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        FedEx Stock over the immediately
                                        preceding cash dividend or other cash
                                        distribution, if any, per share of
                                        FedEx Stock that did not include an
                                        Extraordinary Dividend (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) if such distribution or excess
                                        portion of the dividend is more than 5%
                                        of the Closing Price of FedEx Stock on
                                        the Trading Day preceding the
                                        "ex-dividend date" (that is, the day on
                                        and after which transactions in FedEx
                                        Stock on an organized securities
                                        exchange or trading system no longer
                                        carry the right to receive that cash
                                        dividend or other cash distribution)
                                        for the payment of such cash dividend
                                        or other cash distribution (such
                                        Closing Price, the "Base Closing
                                        Price") and (c) the full cash value of
                                        any non-cash dividend or distribution
                                        per share of FedEx Stock (excluding
                                        Marketable Securities, as defined in
                                        paragraph 4 below). Subject to the
                                        following sentence, if any cash
                                        dividend or distribution of such other
                                        property with respect to FedEx Stock
                                        includes an Extraordinary Dividend, the
                                        Exchange Ratio with respect to FedEx
                                        Stock will be adjusted on the ex-
                                        dividend date so that the new Exchange
                                        Ratio will equal the product of (i) the
                                        prior Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Base Closing Price, and the denominator
                                        of which is the amount by which the
                                        Base Closing Price exceeds the
                                        Extraordinary Dividend. If any
                                        Extraordinary Dividend is at least 35%
                                        of the Base Closing Price, then,
                                        instead of adjusting the Exchange
                                        Ratio, upon any exchange or, if we call
                                        the Notes and Parity exceeds the
                                        principal amount per Note, upon our
                                        call of the Notes, the payment, upon an
                                        exchange or call of the Notes, will be
                                        determined as described in paragraph 4
                                        below, and the Extraordinary Dividend
                                        will be allocated to Reference Basket
                                        Stocks in accordance with the
                                        procedures for a Reference Basket Event
                                        as described in clause 3(b) of
                                        paragraph 4 below. The value of the
                                        non-cash component of an Extraordinary
                                        Dividend will be determined on the
                                        ex-dividend date for such distribution
                                        by the Calculation Agent, whose
                                        determination shall be conclusive in
                                        the absence of manifest error. A
                                        distribution on FedEx

                                        Stock described in clause (i), (iv) or
                                        (v) of the first sentence of paragraph
                                        4 below shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of the first
                                        sentence of paragraph 4, as applicable.

                                        4. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        FedEx Stock is reclassified or changed,
                                        including, without limitation, as a
                                        result of the issuance of any tracking
                                        stock by FedEx, (ii) FedEx has been
                                        subject to any merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) FedEx completes a
                                        statutory exchange of securities with
                                        another corporation (other than
                                        pursuant to clause (ii) above), (iv)
                                        FedEx is liquidated, (v) FedEx issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        FedEx (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "spinoff stock") or (vi)
                                        FedEx Stock is the subject of a tender
                                        or exchange offer or going private
                                        transaction on all of the outstanding
                                        shares. If any Reorganization Event
                                        occurs, in each case as a result of
                                        which the holders of FedEx Stock
                                        receive any equity security listed on a
                                        national securities exchange or traded
                                        on The Nasdaq National Market (a
                                        "Marketable Security"), other
                                        securities or other property, assets or
                                        cash (collectively "Exchange
                                        Property"), upon any exchange or upon
                                        our call of the Notes for shares of
                                        FedEx Stock, the payment with respect
                                        to the $1,000 principal amount of each
                                        Note following the effective date for
                                        such Reorganization Event (or, if
                                        applicable, in the case of spinoff
                                        stock, the ex-dividend date for the
                                        distribution of such spinoff stock)
                                        will be determined in accordance with
                                        the following:

                                            (1) if FedEx Stock continues to be
                                            outstanding, FedEx Stock (if
                                            applicable, as reclassified upon
                                            the issuance of any tracking stock)
                                            at the Exchange Ratio in effect on
                                            the third Trading Day prior to the
                                            scheduled Maturity Date (taking
                                            into account any adjustments for
                                            any distributions described under
                                            clause (3)(a) below); and

                                            (2) for each Marketable Security
                                            received in such Reorganization
                                            Event (each a "New Stock"),
                                            including the issuance of any
                                            tracking stock or spinoff stock or
                                            the receipt of any stock received
                                            in exchange for FedEx Stock where
                                            FedEx is not the surviving entity,
                                            the number of shares of the New
                                            Stock received with respect to one
                                            share of FedEx Stock multiplied by
                                            the Exchange Ratio for FedEx Stock
                                            on the Trading Day immediately
                                            prior to the effective date of the
                                            Reorganization Event (the "New
                                            Stock Exchange Ratio"), as adjusted
                                            to the third Trading Day prior to
                                            the scheduled Maturity Date (taking
                                            into account any adjustments for
                                            distributions described under
                                            clause (3)(a) below); and

                                            (3) for any cash and any other
                                            property or securities other than
                                            Marketable Securities received in
                                            such Reorganization Event (the
                                            "Non-Stock Exchange Property"),

                                                (a) if the combined value of
                                                the amount of Non-Stock
                                                Exchange Property received per
                                                share of FedEx Stock, as
                                                determined by the Calculation
                                                Agent in its sole discretion on
                                                the effective date of such
                                                Reorganization Event (the
                                                "Non-Stock Exchange Property
                                                Value"), by holders of FedEx
                                                Stock is less than 25% of the
                                                Closing Price of FedEx Stock on
                                                the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event, a
                                                number of shares of FedEx
                                                Stock, if applicable, and of
                                                any New Stock received in
                                                connection with such
                                                Reorganization Event, if
                                                applicable, in proportion to
                                                the relative Closing Prices of
                                                FedEx Stock and any such New
                                                Stock, and with an aggregate
                                                value equal to the Non-Stock
                                                Exchange Property Value
                                                multiplied by the Exchange
                                                Ratio in effect for FedEx Stock
                                                on the Trading Day immediately
                                                prior to the effective date of
                                                such Reorganization Event,
                                                based on such Closing Prices,
                                                in each case as determined by
                                                the Calculation Agent in its
                                                sole discretion on the
                                                effective date of such
                                                Reorganization Event; and the
                                                number of such shares of FedEx
                                                Stock or any New Stock
                                                determined in accordance with
                                                this clause (3)(a) will be
                                                added at the time of such
                                                adjustment to the Exchange
                                                Ratio in subparagraph (1) above
                                                and/or the New Stock Exchange
                                                Ratio in subparagraph (2)
                                                above, as applicable, or

                                                (b) if the Non-Stock Exchange
                                                Property Value is equal to or
                                                exceeds 25% of the Closing
                                                Price of FedEx Stock on the
                                                Trading Day immediately prior
                                                to the effective date relating
                                                to such Reorganization Event
                                                or, if FedEx Stock is
                                                surrendered exclusively for
                                                Non-Stock Exchange Property (in
                                                each case, a "Reference Basket
                                                Event"), an initially
                                                equal-dollar weighted basket of
                                                three Reference Basket Stocks
                                                (as defined below) with an
                                                aggregate value on the
                                                effective date of such
                                                Reorganization Event equal to
                                                the Non-Stock Exchange Property
                                                Value multiplied by the
                                                Exchange Ratio in effect for
                                                FedEx Stock on the Trading Day
                                                immediately prior to the
                                                effective date of such
                                                Reorganization Event. The
                                                "Reference Basket Stocks" will
                                                be the three stocks with the
                                                largest market capitalization
                                                among the stocks that then
                                                comprise the S&P 500 Index (or,
                                                if publication of such index is
                                                discontinued, any successor or
                                                substitute index selected by
                                                the Calculation Agent in its
                                                sole discretion) with the same
                                                primary Standard Industrial
                                                Classification Code ("SIC
                                                Code") as FedEx; provided,
                                                however, that a Reference
                                                Basket Stock will not include
                                                any stock that is subject to a
                                                trading restriction under the
                                                trading restriction policies of
                                                Morgan Stanley or any of its
                                                affiliates that would
                                                materially limit the ability of
                                                Morgan Stanley or any of its
                                                affiliates to hedge the Notes
                                                with respect to such stock (a
                                                "Hedging Restriction");
                                                provided further that, if three
                                                Reference Basket Stocks cannot
                                                be identified from the S&P 500
                                                Index by primary SIC Code for
                                                which a Hedging Restriction
                                                does not exist, the remaining
                                                Reference Basket Stock(s) will
                                                be selected by the Calculation
                                                Agent from the largest market
                                                capitalization stock(s) within
                                                the same Division and Major
                                                Group classification (as
                                                defined by the Office of
                                                Management and Budget) as the
                                                primary SIC Code for FedEx.
                                                Each Reference Basket Stock
                                                will be
                                                assigned a Basket Stock
                                                Exchange Ratio equal to the
                                                number of shares of such
                                                Reference Basket Stock with a
                                                Closing Price on the effective
                                                date of such Reorganization
                                                Event equal to the product of
                                                (a) the Non-Stock Exchange
                                                Property Value, (b) the
                                                Exchange Ratio in effect for
                                                FedEx Stock on the Trading Day
                                                immediately prior to the
                                                effective date of such
                                                Reorganization Event and (c)
                                                0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 3
                                        above or any Reorganization Event
                                        described in this paragraph 4, Parity
                                        on any Trading Day determined by the
                                        Calculation Agent upon any exchange,
                                        call or at maturity of the Notes with
                                        respect to the $1,000 principal amount
                                        of each Note will be an amount equal
                                        to:

                                           (i)    if applicable, the Closing
                                                  Price of FedEx Stock times
                                                  the Exchange Ratio then in
                                                  effect; and

                                           (ii)   if applicable, for each New
                                                  Stock, the Closing Price of
                                                  such New Stock times the New
                                                  Stock Exchange Ratio then in
                                                  effect for such New Stock;
                                                  and

                                           (iii)  if applicable, for each
                                                  Reference Basket Stock, the
                                                  Closing Price of such
                                                  Reference Basket Stock times
                                                  the Basket Stock Exchange
                                                  Ratio then in effect for such
                                                  Reference Basket Stock.

                                        In each case, the applicable Exchange
                                        Ratio (including for this purpose, any
                                        New Stock Exchange Ratio or Basket
                                        Stock Exchange Ratio) will be
                                        determined, as applicable, upon any
                                        exchange, call or at maturity of the
                                        Notes.

                                        5. No adjustments to the Exchange Ratio
                                        will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all of the
                                        events that could affect the Closing
                                        Price of FedEx Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for FedEx Stock.

                                                       *   *   *

                                        For purposes of paragraph 4 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraphs 3 or 4 above, (i) references
                                        to "FedEx Stock" under

                                        "--No Fractional Shares," "--Closing
                                        Price" and "--Market Disruption Event"
                                        shall be deemed to also refer to any
                                        New Stock or Reference Basket Stock,
                                        and (ii) all other references in this
                                        pricing supplement to "FedEx Stock"
                                        shall be deemed to refer to the
                                        Exchange Property into which the Notes
                                        are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        FedEx Stock shall be deemed to refer to
                                        the applicable unit or units of such
                                        Exchange Property, including any New
                                        Stock or Reference Basket Stock, unless
                                        the context otherwise requires. The New
                                        Stock Exchange Ratio(s) or Basket Stock
                                        Exchange Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 4 above or similar adjustment
                                        under paragraph 3 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 4 hereof.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least .1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraphs 3 or 4 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio upon written request
                                        by any investor in the Notes.

                                        If you exercise your Exchange Right and
                                        we elect to deliver FedEx Stock or if
                                        we call the Notes for FedEx Stock, the
                                        Calculation Agent will continue to make
                                        such adjustments until, but not beyond,
                                        the close of business on the Exchange
                                        Date or the third Trading Day prior to
                                        the Call Date, as applicable.

Market Disruption Event................ "Market Disruption Event" means, with respect to FedEx Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            FedEx Stock on the primary market
                                            for FedEx Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for FedEx Stock as a
                                            result of which the reported
                                            trading prices for FedEx Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to FedEx
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each
                                            case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        FedEx Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to FedEx
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to FedEx
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default......... In case an event of default with respect to the Notes shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per Note upon
                                        any acceleration of any Note shall be
                                        determined by MS & Co., as Calculation
                                        Agent, and shall be equal to the
                                        principal amount of the Note plus any
                                        accrued and unpaid interest at the
                                        Interest Rate to but not including the
                                        date of acceleration; provided that, if
                                        (x) an investor in a Note has submitted
                                        an Official Notice of Exchange to us in
                                        accordance with the Exchange Right or
                                        (y) we have called the Notes, other
                                        than a call for the applicable cash
                                        Call Price, in accordance with the
                                        Morgan Stanley Call Right, the amount
                                        declared due and payable upon any such
                                        acceleration with respect to the
                                        principal amount of Notes (i) for which
                                        such Official Notice of Exchange has
                                        been duly submitted or (ii) that have
                                        been called shall be an amount in cash
                                        per Note exchanged or called equal to
                                        the Exchange Ratio times the Closing
                                        Price of FedEx Stock (and any other
                                        Exchange Property), determined by the
                                        Calculation Agent as of the Exchange
                                        Date or as of the date of acceleration
                                        (or, if we have elected to pay the cash
                                        value of such shares of FedEx Stock on
                                        the Call Date, the Closing Price of
                                        FedEx Stock (and any other Exchange
                                        Property) as of the third scheduled
                                        Trading Day prior to the Call

                                        Date), respectively, and shall not
                                        include any accrued and unpaid interest
                                        thereon; provided further that, if we
                                        have called the Notes for the
                                        applicable cash Call Price, in
                                        accordance with the Morgan Stanley Call
                                        Right, the amount declared due and
                                        payable upon any such acceleration
                                        shall be an amount in cash per Note
                                        equal to such Call Price and shall not
                                        include any accrued and unpaid
                                        interest. See "--Call Price" above.

FedEx Stock;
Public Information..................... FedEx Corporation is a global provider of transportation, e-commerce and
                                        supply chain management services,
                                        including worldwide express delivery,
                                        ground small-package delivery, less-
                                        than-truckload freight delivery, global
                                        logistics, supply chain management and
                                        customs brokerage, as well as trade
                                        facilitation and electronic commerce
                                        solutions. FedEx Stock is registered
                                        under the Exchange Act. Companies with
                                        securities registered under the
                                        Exchange Act are required to file
                                        periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by FedEx pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        1-15829. In addition, information
                                        regarding FedEx may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the Notes offered hereby and does not
                                        relate to FedEx Stock or other
                                        securities of FedEx. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding FedEx from
                                        the publicly available documents
                                        described in the preceding paragraph.
                                        In connection with the offering of the
                                        Notes, neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to FedEx. Neither
                                        we nor the Agent makes any
                                        representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding FedEx is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of FedEx Stock (and
                                        therefore the Exchange Ratio) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning FedEx
                                        could affect the value received on any

                                        Exchange Date or Call Date with respect
                                        to the Notes and therefore the trading
                                        prices of the Notes.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of FedEx Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with FedEx, including extending loans
                                        to, or making equity investments in,
                                        FedEx or providing advisory services to
                                        FedEx, including merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information
                                        with respect to FedEx, and neither we
                                        nor any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to FedEx, and these
                                        reports may or may not recommend that
                                        investors buy or hold FedEx Stock. The
                                        statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of investors in the Notes
                                        under the securities laws. As a
                                        prospective purchaser of a Note, you
                                        should undertake an independent
                                        investigation of FedEx as in your
                                        judgment is appropriate to make an
                                        informed decision with respect to an
                                        investment in FedEx Stock.

Historical Information................. The following table sets forth the published high and low Closing Prices
                                        of FedEx Stock during 2001, 2002 and
                                        during 2003 through December 30, 2003.
                                        The Closing Price of FedEx Stock on
                                        December 30, 2003 was $69.00. We
                                        obtained the Closing Prices and other
                                        information listed below from Bloomberg
                                        Financial Markets and we believe such
                                        information to be accurate. You should
                                        not take the historical prices of FedEx
                                        Stock as an indication of future
                                        performance. We cannot give any
                                        assurance that the price of FedEx Stock
                                        will increase sufficiently so that you
                                        will receive an amount in excess of the
                                        principal amount on any Exchange Date
                                        or Call Date.

                                                   FedEx Stock             High              Low            Dividends
                                                   -----------          ---------         ---------         ---------
                                        (CUSIP 3148X106)
                                        2001
                                        First Quarter.................. $   45.38         $   38.20              -
                                        Second Quarter.................     43.50             36.35              -
                                        Third Quarter..................     42.99             34.45              -
                                        Fourth Quarter.................     53.20             35.64              -
                                        2002
                                        First Quarter..................     61.22             48.97              -
                                        Second Quarter.................     57.42             48.00              -
                                        Third Quarter..................     53.15             42.80         $   0.05
                                        Fourth Quarter.................     56.12             47.77             0.05
                                        2003
                                        First Quarter..................     58.18             49.00             0.05
                                        Second Quarter.................     65.14             55.25             0.05
                                        Third Quarter..................     68.60             61.52             0.05
                                        Fourth Quarter (through
                                         December 30, 2003)............     77.16             65.44             0.05

                                        We make no representation as to the
                                        amount of dividends, if any, that FedEx
                                        will pay in the future. In any event,
                                        as an investor in the Notes, you will
                                        not be entitled to receive dividends,
                                        if any, that may be payable on FedEx
                                        Stock.

Use of Proceeds and Hedging............ The net proceeds we receive from the sale of the Notes will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        affiliates in connection with hedging
                                        our obligations under the Notes. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the Notes by taking positions in
                                        FedEx Stock, in options contracts on
                                        FedEx Stock listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging. Such purchase
                                        activity could potentially increase the
                                        price of FedEx Stock and, therefore,
                                        the price at which FedEx Stock must
                                        trade before you would receive an
                                        amount of FedEx Stock worth as much as
                                        or more than the principal amount of
                                        the Notes on any Exchange Date or Call
                                        Date or upon an automatic exchange at
                                        maturity. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the Notes by purchasing and selling
                                        FedEx Stock, options contracts on FedEx
                                        Stock listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities. We cannot
                                        give any assurance that we will not
                                        affect such price as a result of our
                                        hedging activities, and, therefore,
                                        adversely affect the value of the FedEx
                                        Stock or the amount of cash you will
                                        receive upon an exchange or call or at
                                        maturity of the notes.

Supplemental Information
Concerning Plan of Distribution........ Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of Notes
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the Notes directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the Notes to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the Notes against payment
                                        therefor in New York, New York on
                                                    , 2004. After the initial
                                        offering of the Notes, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        In order to facilitate the offering of
                                        the Notes, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        Notes or FedEx Stock. Specifically, the
                                        Agent may sell more Notes than it is
                                        obligated to purchase in connection
                                        with the offering, creating a naked
                                        short position in the Notes, for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the

                                        Notes in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the Notes in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, Notes or FedEx Stock in
                                        the open market to stabilize the price
                                        of the Notes. Any of these activities
                                        may raise or maintain the market price
                                        of the Notes above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the Notes. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the Notes
                                        or possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus,
                                        other than the United States, where
                                        action for that purpose is required. No
                                        offers, sales or deliveries of the
                                        Notes, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the Notes, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the Notes has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in each non-U.S. jurisdiction in
                                        which it purchases, offers, sells or
                                        delivers the Notes or possesses or
                                        distributes this pricing supplement and
                                        the accompanying prospectus supplement
                                        and prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the Notes under the
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the Notes. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's compliance with the
                                        applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The Notes may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the Notes has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The Notes have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the Notes, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The Notes may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the Notes, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to Notes which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The Notes have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        may not be circulated or distributed,
                                        nor may the Notes be offered or sold,
                                        or be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the Notes
                                        to the public in Singapore.

ERISA Matters for Pension Plans and
Insurance Companies.................... Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA") (a "Plan"), should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the Notes.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        Notes are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the Notes are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the Notes may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the Notes will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief
                                        or such purchase or holding is not
                                        prohibited by ERISA or Section 4975 of
                                        the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the Notes on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the Notes.

                                        In addition to considering the
                                        consequences of holding the Notes,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the Notes should also consider the
                                        possible implications of owning FedEx
                                        Stock upon call or exchange of the
                                        Notes (other than in the case of a call
                                        of the Notes for the applicable cash
                                        Call Price or an exchange with respect
                                        to which we elect to pay cash).
                                        Purchasers of the Notes have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the Notes do
                                        not violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income Taxation.. The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal income tax consequences to
                                        initial investors in the Notes that (i)
                                        purchase the Notes at their Issue Price
                                        and (ii) will hold the Notes as capital
                                        assets within the meaning of Section
                                        1221 of the Code. Unless otherwise
                                        specifically indicated, this summary is
                                        based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        summary does not address all aspects of
                                        U.S. federal income taxation that may
                                        be relevant to a particular investor in
                                        light of the investor's individual
                                        circumstances or to certain types of
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws,
                                        such as:

                                        o    certain financial institutions;
                                        o    tax-exempt organizations;
                                        o    dealers and certain traders in
                                             securities or foreign currencies;
                                        o    investors holding a Note as part
                                             of a hedging transaction,
                                             straddle, conversion or other
                                             integrated transaction;

                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of a Note is
                                             effectively connected with a trade
                                             or business in the United States;
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States;
                                             and
                                        o    Non-U.S. Holders that hold, or
                                             will hold, actually or
                                             constructively, more than 5% of
                                             the Notes or more than 5% of FedEx
                                             Stock.

                                        If you are considering purchasing the
                                        Notes, you are urged to consult your
                                        own tax advisor with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the Notes. As used
                                        herein, the term "U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation created or organized
                                             in or under the laws of the United
                                             Sates or of any political
                                             subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The Notes will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        U.S. Holders should refer to the
                                        discussions under "United States
                                        Federal Taxation--Notes --Optionally
                                        Exchangeable Notes" and "United States
                                        Federal Taxation--Backup Withholding"
                                        in the accompanying prospectus
                                        supplement for a full description of
                                        the U.S. federal income and withholding
                                        tax consequences of ownership and
                                        disposition of a contingent payment
                                        debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the

                                        Notes on a constant yield basis in each
                                        year that they hold the Notes, despite
                                        the fact that such yield will be higher
                                        than the yield provided by the interest
                                        actually paid on the Notes. As a
                                        result, U.S. Holders will be required
                                        to pay taxes annually on the amount of
                                        accrued OID but will not be required to
                                        include separately in income the semi-
                                        annual coupons received. In addition,
                                        any gain recognized by U.S. Holders on
                                        the sale or exchange, or at maturity,
                                        of the Notes will generally be treated
                                        as ordinary income. Further, U.S.
                                        Holders will not be required to
                                        recognize gain or loss with respect to
                                        the Notes on the occurrence of a
                                        Reorganization Event.

                                        The rate of accrual of OID on the Notes
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the Notes or the
                                        applicable federal rate, whichever is
                                        greater (our "comparable yield"), and
                                        is determined at the time of the
                                        issuance of the Notes. We have
                                        determined that the "comparable yield"
                                        is an annual rate of     % compounded
                                        semi-annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        Note (assuming an issue price of
                                        $1,000) consists of the semi-annual
                                        coupons and an additional amount equal
                                        to $         due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a Note for each
                                        accrual period (which accrual periods
                                        are computed using a day count
                                        convention of 30 days per month and 360
                                        days per year) that ends in each
                                        six-month period (other than the
                                        initial and last periods) ending on
                                        January 31 and July 31 of each year,
                                        based upon our determination of the
                                        comparable yield and the projected
                                        payment schedule:

                                                                                                      TOTAL OID
                                                                                                      DEEMED TO
                                                                                                    HAVE ACCRUED
                                                                                                      PER NOTE
                                                                                  OID DEEMED            FROM
                                                                                   TO ACCRUE          ORIGINAL
                                                                                   PER NOTE         ISSUE DATE AS
                                                                                  DURING EACH       OF END OF THE
                                                       PERIOD                       PERIOD             PERIOD
                                                       ------                     -----------       -------------
                                        Original Issue Date through
                                             January 31, 2004...............
                                        February 1, 2004 through
                                             July 31, 2004..................
                                        August 1, 2004 through
                                             January 31, 2005...............
                                        February 1, 2005 through
                                             July 31, 2005..................
                                        August 1, 2005 through
                                             January 31, 2006...............
                                        February 1, 2006 through
                                             July 31, 2006..................
                                        August 1, 2006 through
                                             January 31, 2007...............
                                        February 1, 2007 through
                                             July 31, 2007..................
                                        August 1, 2007 through
                                             January 31, 2008...............

                                                                                                      TOTAL OID
                                                                                                      DEEMED TO
                                                                                                    HAVE ACCRUED
                                                                                                      PER NOTE
                                                                                  OID DEEMED            FROM
                                                                                   TO ACCRUE          ORIGINAL
                                                                                   PER NOTE         ISSUE DATE AS
                                                                                  DURING EACH       OF END OF THE
                                                       PERIOD                       PERIOD             PERIOD
                                                       ------                     -----------       -------------
                                        February 1, 2008 through
                                             July 31, 2008..................
                                        August 1, 2008 through
                                             January 31, 2009...............
                                        February 1, 2009 through
                                             July 31, 2009..................
                                        August 1, 2009 through
                                             January 31, 2010...............
                                        February 1, 2010 through
                                             July 31, 2010..................
                                        August 1, 2010 through
                                             January 30, 2011...............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' interest
                                        accruals and adjustments in respect of
                                        the Notes, and we make no
                                        representation regarding the actual
                                        amounts of the payments on a Note.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of a Note that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of a Note.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on a Note by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange
                                        or other disposition of a Note will not
                                        be subject to U.S. federal income or
                                        withholding tax; provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10% or
                                             more of the total combined voting
                                             power of all classes of stock of
                                             Morgan Stanley entitled to vote
                                             and is not a bank receiving
                                             interest described in Section
                                             881(c)(3)(A) of the Code;
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below; and
                                        o    FedEx Stock will continue to be
                                             regularly traded on an established
                                             securities market or FedEx will
                                             not have been a United States real
                                             property holding corporation
                                             during the applicable period (both
                                             as defined in the applicable
                                             Treasury regulations).

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the Notes that are, for
                                        U.S. federal income tax purposes,
                                        treated as interest, the beneficial
                                        owner of a Note certifies on Internal
                                        Revenue Service Form W-8BEN, under
                                        penalties of perjury, that it is not a
                                        "United States person" within the
                                        meaning of Section 7701(a)(30) of the
                                        Code. If you are a prospective
                                        investor, you are urged to consult your
                                        own tax advisor regarding the reporting
                                        requirements.

                                        Estate Tax. Subject to benefits
                                        provided by an applicable estate tax
                                        treaty, a Note held by an individual
                                        who is a Non-U.S. Holder will not be
                                        subject to U.S. federal estate tax upon
                                        the individual's death unless, at such
                                        time, interest payments on the Notes
                                        would have been:

                                        o    subject to U.S. federal
                                             withholding tax without regard to
                                             the W-8BEN certification
                                             requirement described above, not
                                             taking into account an elimination
                                             of such U.S. federal withholding
                                             tax due to the application of an
                                             income tax treaty; or
                                        o    effectively connected to the
                                             conduct by the holder of a trade
                                             or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the semi-annual payments on a Note as
                                        well as in connection with the payment
                                        at maturity or proceeds from a sale,
                                        exchange or other disposition. The
                                        Non-U.S. Holder may be subject to U.S.
                                        backup withholding on such payments or
                                        proceeds, unless the Non-U.S. Holder
                                        complies with certification
                                        requirements to establish that it is
                                        not a United States person, as
                                        described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                             Dated: [On or after March 1, 2004]

Morgan Stanley                            Morgan Stanley & Co. Incorporated, as
1585 Broadway                               Calculation Agent
New York, New York 10036                  1585 Broadway
                                          New York, New York 10036
                                          Fax No.: (212) 761-0674
                                          (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Global Medium Term Notes, Series C, Senior
Fixed Rate Notes,     % Exchangeable Notes due January 30, 2011 (Exchangeable
for Shares of Common Stock of FedEx Corporation) of Morgan Stanley (CUSIP No. 617446MF3) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is on or after March 1, 2004 and is no later than the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to January 30, 2011, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the applicable cash Call Price, the Morgan Stanley Notice Date, the Exchange Right as described in
Pricing Supplement No. 26 dated             , 2004 (the "Pricing Supplement")
to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333-106789. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of common stock of FedEx Corporation or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date and (iii) the principal amount of Notes to be exchanged pursuant to this notice is equal to or greater than $25,000, unless the Notes identified for exchange hereby constitute the undersigned's entire holding of Notes.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                        Very truly yours,


                                        ---------------------------------------
                                        [Name of Holder]

                                        By:
                                           ------------------------------------
                                           [Title]

                                        ---------------------------------------
                                        [Fax No.]

                                        $
                                         --------------------------------------
                                        Principal Amount of Notes to be
                                        surrendered for exchange
Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   ---------------------------------------
   Title:

Date and time of acknowledgment
                               --------------------

Accrued interest, if any, due upon surrender of the
Notes for exchange: $
                     ---------------------------